Exhibit 10.1

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (this “Agreement”) dated and effective as of January 28, 2015 (the “Effective Date”), is entered into by and among:

1.	G-treeBNT Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Korea”) with offices at 22nd FL, Parkview Tower, 248 Jungjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do 463-863, Republic of Korea (“G-treeBNT”);

2.	RegeneRx Biopharmaceuticals, Inc., a company organized under the laws of the State of Delaware, with offices at 15245 Shady Grove Road, Suite 470, Rockville, Maryland, United States of America (the “U.S.”) (“RegeneRx”); and

3.	ReGenTree, LLC, a Delaware limited liability company (the “Company”).

G-treeBNT, RegeneRx, and the Company are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, G-treeBNT is engaged in the business of developing, marketing, manufacturing, and distributing biopharmaceutical products;

WHEREAS, RegeneRx is engaged in the business of developing biopharmaceutical products, including the pre-clinical and clinical development and future commercialization of the Product (as defined below);

WHEREAS, the Parties desire to form the Company as a joint venture in order to develop and commercialize the Product for the ophthalmic field in the U.S.; and

WHEREAS, the Parties desire to enter into a written agreement providing for the formation of the Company and each Party’s rights and obligations with respect to the Company.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms, whether used in the singular or plural, have the respective meanings set forth below. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the License Agreement.

“Affiliate” shall mean, with respect to a Person, any Person that Controls, is Controlled by or is under common Control with such first Person. For purposes of this definition only, “Control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities or other ownership interest of such Person.

“Agreement” shall have the meaning given to such term in the Recitals.

“Bankrupt Member” shall have the meaning given to such term in Section 13.3.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by law to be closed for business.

“Cash Flow from Operations” means all cash available to the Company from its ordinary course of business activities remaining after payment of current expenses, liabilities, debts or obligations of the Company.

“CEO” shall mean the President and Chief Executive Officer of the Company appointed pursuant to Section 8.1.

“Certificate of Formation” shall mean the Certificate of Formation of the Company, which is incorporated as part of this Agreement as Appendix A.

“CFO” shall mean the Chief Financial Officer of the Company appointed pursuant to Section 8.2.

“Change of Control” shall have the meaning provided in the License Agreement.

“Change of Control Proceeds” shall mean, with respect to any Change of Control of the Company and without duplication, all cash and the fair market value on the effective date of such Change of Control of all other property paid or payable by a Third Party to the Company and/or its Members in consideration for their equity interests in the Company.

“Commercialization Committee” shall mean the marketing and sales committee formed by G-treeBNT and RegeneRx consisting of employees, consultants, or directors from each Member to discuss and agree on the commercialization of the Product (as defined hereinafter) pursuant to the License Agreement.

“Company” shall have the meaning given to such term in the Recital.

“Confidential Information” shall have the meaning given to such term in the License Agreement.

“Cumulative Net Taxable Income” is determined at the end of the Company’s fiscal year with respect to which the Tax Amount is to be determined and is the sum of all taxable income for the current and all prior fiscal years reduced by the sum of all taxable losses for the current and all prior fiscal years.

“DLLCA” shall mean the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6, § 18–101 et seq.

“Development Committee” shall have the meaning given to such term in the License Agreement.

“Dry Eye Syndrome” shall have the meaning given to such term in the License Agreement.

“Effective Date” shall have the meaning given to such term hereinbefore.

“Effective Date of the License Agreement” shall have the meaning given to such term in the License Agreement.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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“Effective Tax Rate” is the highest U.S. corporate income tax rate for that year plus the federal tax-effected state and local income tax rate applicable in the state and jurisdiction of the principal office of the Company.

“FDA” shall mean the U.S. Food and Drug Administration or any successor U.S. governmental agency performing similar functions.

“Field” shall have the meaning given to such term in the License Agreement.

“Final Milestone Event” shall have the meaning given to such term in Section 9.1(d).

“Governmental Authority” shall mean: (i) any national, federal, provincial, state, municipal or other governmental body in any jurisdiction in the Territory or elsewhere, (ii) any international or multi-lateral body, (iii) any subdivision, ministry, department, secretariat, bureau, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for any of the foregoing governments or bodies, or (v) any international, multi-lateral, or multi-national judicial, quasi-judicial, arbitration or administrative court, grand jury, tribunal, commission, board or panel, in each case having jurisdiction over the U.S.

“Intellectual Property” shall have the meaning given to such term in the License Agreement.

“Inventions” shall have the meaning given to such term in the License Agreement.

“Joint Venture Period” shall mean the period beginning on the Effective Date and ending on the date on which this Agreement is terminated in accordance with the provisions of Section 13.

“Know-How” shall have the meaning given to such term in the License Agreement.

“Laws” shall mean (i) all constitutions, treaties, laws, statutes, codes, ordinances, guidance, orders, decrees, rules, regulations, and municipal by-laws, whether domestic or international, anywhere in the Territory or as may otherwise be agreed in writing among the Parties, (ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority, and (iii) all policies, practices and guidelines of any Governmental Authority.

“License Agreement” shall mean that certain license agreement between the Company and RegeneRx, a copy of which is attached hereto as Appendix B, as amended from time to time.

“Members” shall mean members of the Company, which are G-treeBNT and RegeneRx.

“Milestone Event” shall have the meaning given to such term in Section 9.1.

“NDA” shall mean the New Drug Application which is the vehicle through which drug sponsors formally propose that the FDA approve a new pharmaceutical for sale and marketing in the U.S.

“Other Available Cash” means cash generated by the Company’s activities outside its ordinary course of business activities.

“Pan Asia License Agreement” shall have the meaning ascribed to such term in the License Agreement.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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“Patents” shall have the meaning given to such term in the License Agreement.

“Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Product” shall have the meaning given to such term in the License Agreement.

“Tβ4” shall have the meaning given to such term in the License Agreement.

“Tax Amount” is the product of (i) the Effective Tax Rate and (ii) the Company’s Cumulative Net Taxable Income. The Tax Amount will not be in excess of the product of (A) the Effective Tax Rate and (B) the Company’s taxable income for the fiscal year of the determination.

“Territory” shall have the meaning given to such term in the License Agreement.

“Third Party” shall mean any Person other than the Company, G-treeBNT, RegeneRx, and Affiliates of either such Party.

“Trademark” shall have the meaning given to such term in the License Agreement.

“Transfer” shall have the meanings given to such term in Section 3.2.

“US$” shall mean the U.S. Dollar, the lawful currency of the U.S.

Section 2. Establishment of the Company

2.1           Purpose. The purpose of the Company is to develop and commercialize the Product for the Field in the Territory.

2.2           Formation. The Company shall be a limited liability company (“LLC”) organized under the laws of the State of Delaware in the U.S. The name of the Company shall be “ReGenTree, LLC”.

2.3           Certificate of Formation. The Parties shall cause the Company to adopt the Certificate of Formation in the form as attached hereto as Appendix A, which shall be incorporated as part of this Agreement after the Effective Date. In the event any provision in the Certificate of Formation or any other charter document of the Company conflicts with any provision of this Agreement, the provision of this Agreement shall prevail, and the Parties shall cause the Certificate of Formation and any other governing documents of the Company to be amended accordingly upon mutual consultation.

2.4           Limited Liability Company Agreement. The Parties acknowledge and agree that this Agreement constitutes the Limited Liability Company Agreement of the Company under Section 18-101 of the DLLCA.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Section 3. Capital Stock; Transfer of Interests

3.1           Member’s interest in the Company’s Capital Stock and Future Profits. The Company shall have only one class of interest that the existing Members may own in its capital stock and profits. Percentage interests of Members shall be in accordance with Section 9.1.

3.2           Transfer Prohibited. Except as otherwise provided herein, each Member agrees to hold and not, directly or indirectly, to sell, transfer, pledge, encumber, assign or otherwise dispose of (“Transfer”) any of such Member’s interests in the Company or any right or interest therein throughout the Joint Venture Period, except for by a prior written consent of the other Member.

Section 4. Obligations of the Members

4.1           Obligations of G-treeBNT. G-treeBNT shall be solely responsible for providing all of the capital required for the Company to conduct its operations, including without limitation, fulfilling all of its obligations under the License Agreement. Without limiting the generality of the foregoing, G-treeBNT’s obligations shall include the following:

(a)          G-treeBNT shall contribute installments of start-up capital and funding to the Company, as set forth in detail in Section 9.1;

(b)          G-treeBNT shall provide all capital to the Company as necessary for the Company to develop the Product(s), including the conduct of all necessary clinical trials, process development, non-clinical studies, all regulatory filings and all other activities contemplated hereunder and under the License Agreement (including the Development Plan described therein), provided that G-treeBNT shall not be entitled to any additional percentage ownership or other equity in consideration for its obligation to provide such capital to the Company, except for the adjustments to its percentage ownership described in paragraphs (a) through (e) of Section 9.1 below;

(c)          G-treeBNT shall share with the Company and its Members all of the data resulting from development of Products obtained and shall be obtained hereafter under the RGN-259 License Agreement dated March 7, 2014 between G-treeBNT and RegeneRx; and

(d)           G-treeBNT shall cause the Company to design a development plan for development of the Products for Dry Eye Syndrome and Neurotrophic Keratopathy in the Territory that includes a description of the scope, approximate cost, and timeline for development.

4.2           Obligations of RegeneRx. RegeneRx shall perform the following obligations:

(a)          RegeneRx shall execute and deliver the License Agreement; and

(b)          RegeneRx shall provide all non-clinical and clinical data relating to the Product, which includes, without limitation, all of the data directly or indirectly necessary for the development, production, commercialization, or distribution of the Product in its possession at the time of creating the Company.

4.3           Joint Commercialization Committee. Just prior to initial regulatory approval from the FDA, the Members shall form the Commercialization Committee in order to oversee the development and execution of the Commercialization Plan (as defined in the License Agreement) and to form a mutual understanding on the marketing, distribution, and sales strategies of the Products and to provide guidance to the Company.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Section 5. Allocation of Profits and Losses; Distributions

5.1           Shares of Profits and Losses. Each Member will share in the Company’s profits and losses in accordance with its interest in the Company. A Member’s share of the taxable income or loss or other tax items of the Company will be determined in accordance with Appendix C (Tax Provisions), which shall be incorporated as part of the Agreement after the Effective Date.

5.2           Distributions. Distributions are made in the following priority:

(a)          Distribution of Tax Amount. At least ten (10) Business Days before each date when a U.S. corporate estimated income tax payment is due, the Company will distribute, from Cash Flow from Operations (or, if necessary, from Other Available Cash), to each Member its share of the Tax Amount estimated by the Company to have accrued during the estimated tax period before the distribution date. No later than sixty five (65) days after the end of the Company’s fiscal year, the Company will distribute, from Cash Flow from Operations (or, if necessary, from Other Available Cash), to each Member its share of any previously unpaid Tax Amount for such fiscal year.

(b)          Reserves. The Chief Financial Officer will establish reserves from Cash Flow from Operations for:

(i)           contingent or unforeseen obligations, debts or liabilities of the Company, as the Chief Financial Officer deems reasonably necessary;

(ii)         amounts required by any contracts of the Company; and

(iii)        such other purposes as decided upon by the Chief Financial Officer.

(c)          The Balance. The Company will distribute the balance, if any, of Cash Flow from Operations to the Members in accordance with their percentage interest in the Company within ninety (90) days after the end of the Company’s fiscal year.

(d)          Other Available Cash. Distributions of Other Available Cash are to be made in such amounts and at such times as determined by the Board of Directors. If there is not enough Cash Flow from Operations to make all the distributions provided for in this Section 5.2, Other Available Cash will be used to make the distributions in the priority specified in such Sections.

5.3           Allocation of Proceeds from Certain Transactions.

(a)          Subject to Section 5.3(b) below, (i) any Sublicense Fees or Change of Control Proceeds paid or payable to the Company during the term of this Agreement shall be allocated between the Members in accordance with their then respective percentage ownership interests in the Company, and (ii) RegeneRx shall continue to be entitled to receive royalties in accordance with Section 5.1 of the License Agreement.

(b)          Notwithstanding anything to the contrary contained in this Agreement, in the event a Change of Control of the Company occurs following achievement of the Final Milestone Event, then (i) RegeneRx shall be entitled to *** of all Change of Control Proceeds paid or payable in connection with such Change of Control, and G-treeBNT (and any additional or subsequent Members) shall be entitled to *** of such Change of Control Proceeds, and (ii) in consideration of the foregoing, RegeneRx will agree to forego all future rights to receive royalties on Net Sales under Section 5.1(a) and (b) of the License Agreement. RegeneRx agrees to execute and deliver any amendments to the License Agreement or such other instruments reasonably necessary to give effect to the foregoing clause (ii).

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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5.4           No Priority. Except as otherwise provided in this Agreement, no Member will have priority over any other Member as to the return of capital, allocation of income or losses, or any distribution.

5.5           Other Distribution Rules. No Member will have the right to demand and receive property other than cash in payment for its share of any distribution. Distribution of non-cash property may be made with the consent of all Members. The preceding sentence expressly overrides the contrary provisions of DLLCA § 18–605 as to non-cash distributions.

5.6           Limitation upon Distributions. No distribution will be made to Members if prohibited by DLLCA § 18–607 or other applicable law.

Section 6. Company Governance

6.1           Operations. The Parties agree and acknowledge that G-treeBNT, in cooperation with RegeneRx, shall primarily be in charge of the operation of the Company subject to all governance requirements and shall primarily be responsible for creating, and solely responsible for funding, a plan to develop the Product in the Territory through an NDA approval and thereafter commercialize the Product in the Territory. Each Member agrees to take all actions necessary to ensure that the Company shall be operated in accordance with the terms of this Agreement including, without limitation, exercising its voting rights in the Company and causing any director(s) nominated by the Member to exercise their voting rights to effect the terms hereof and causing any officer(s) appointed by the Member to act in accordance with the terms hereof.

6.2           Board of Directors. The Board shall oversee the operations of the Company in a manner consistent with this Agreement. The Board shall be authorized to take all actions and make all decisions by resolution regarding all important matters relative to the management and operation of the Company. The Board will consist of three (3) directors who will be elected by the resolution of the Members Meeting. G-treeBNT shall have the right to nominate two (2) directors of the Board (“G-treeBNT Directors”), and RegeneRx shall have the right to nominate one (1) director of the Board (“RegeneRx Director”), in each case without regard to the change in percentage ownership contemplated in Section 9.1. Each Member shall exercise its voting rights in the Company and take such other steps to ensure the election of the nominees of G-treeBNT and RegeneRx as directors of the Company. If the position of a director becomes vacant for any reason, the Members shall cause their interests to be voted to elect as a substitute director a person nominated by the Member who nominated the director whose position has become vacant. If a nominating Member wishes to change any of its nominated director(s), whether with or without cause, the Members shall vote in accordance with the wishes of the nominating Member; provided, however, that the nominating Member shall indemnify and hold harmless the Company and the other Member from and against all damages and other expenses that may arise from such action. Each director shall have one (1) vote, and all resolutions shall be passed by a majority affirmative vote consistent with this Agreement except as provided in Section 6.4. Withdrawal or removal of a Board member shall be performed consistent with the Certificate of Formation. If a Member’s nominated director resigns or is removed from the Board, then only such Member may nominate a replacement for the departing director. Each Member, acting in its sole discretion, shall be entitled to remove a director nominated by such Member.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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6.3           Board Meetings and Actions. G-treeBNT shall appoint the chairman of the Board, who shall be one of the G-treeBNT Directors. The chairman of the Board shall convene meetings of the Board in the U.S. not less than once annually in such manner permitted by applicable law. The chairman shall send written notice at least seven (7) days in advance of such meetings to each director of the Board. Special Board meetings, however, may be called by any director at any time by reasonable prior written notice to all directors. Telephonic meetings of the Board may be held as necessary. A waiver of notice as to the time and place for any meeting may be executed by all of the directors of the Board. At least two (2) directors, including the RegeneRx Director, must be present to constitute a quorum. In the absence of a valid quorum at a meeting of the Board, duly convened, the meeting shall be adjourned to the same place not earlier than ten (10) business days but no later than twenty-one (21) business days thereafter as the Chairman may determine. The quorum requirement of the presence of the RegeneRx Director shall be waived for the meeting so adjourned. The Board may also act without conducting a formal meeting by the execution of a unanimous consent resolution that provides a summary description of the action to be taken and other pertinent information necessary to inform the directors entitled to vote on such matters. The G-treeBNT Directors and the RegeneRx Director may each invite additional representatives to attend any board meetings in a non-voting, observer capacity (each such individual an “Observer”), provided that the Parties may agree to withhold information from any Observer or exclude any Observer from the applicable portion of any Board meeting as the Parties determine necessary to protect the attorney-client privilege of the Company.

6.4           Matters Subject to Unanimous Board Approval. An affirmative vote by all three (3) of the directors of the Board then serving shall be required for any of the following:

(a)          Authorize, create, or designate any new class or series of membership or equity units of the Company, issue any membership or equity interests in the Company, or grant any right to acquire any such equity units, except to the extent expressly contemplated by this Agreement;

(b)          Admit a new Member of the Company;

(c)          Consummate any merger or consolidation of the Company with any Person, or sell material assets of the Company;

(d)          Consummate any transfer or license of Intellectual Property of the Company, including any sublicense or license of rights under the License Agreement;

(e)          Abandon the Company’s rights to any Intellectual Property, including any discontinuation of prosecuting or maintaining any Patent;

(f)          Make any material change in the nature of the Company’s business;

(g)          Convert the Company to a different type of business entity;

(h)          Engage in any dissolution or liquidation of the Company;

(i)          Incur any indebtedness for borrowed money;

(j)          Materially change the accounting or tax policies of the Company;

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(k)          Enter into or amend any agreement or arrangement between the Company and G-treeBNT or an Affiliate of G-treeBNT;

(l)          Amend this Agreement or the Certificate of Formation, limited liability company agreement, or other governing document of the Company; or

(m)          Enter into any agreement with respect to any of the foregoing.

Section 7. Members Meeting

7.1           Members Meetings. The Company shall convene at least one Members meeting each calendar year in the U.S. which shall be held pursuant to the law of the State of Delaware and the Certificate of Formation at a time and place as determined by the Board.

7.2           Resolution.         Except as otherwise required by applicable laws or this Agreement, all actions and resolutions at each meeting of Members may only be adopted by the affirmative vote of at least a majority of the interests in the Company entitled to vote present at the meeting, provided that the Members shall not take any action identified in Section 6.4 without the consent of all Members.

Section 8. Officers

8.1           CEO. G-treeBNT, subject to majority approval of the Board, shall have the right to appoint the CEO. Subject only to the resolutions of the Board, the CEO shall have rights of, including but not limited to, (i) being responsible for the direction, performance and supervision of the Company in accordance with the policies and procedures established by the Board; (ii) preparing budgets and reports relating to activities of the Company; and (iii) hiring and terminating the other employees of the Company as he or she deems necessary in accordance with guidelines established by the Board. Notwithstanding any other provisions of this Agreement, in no circumstances may the CEO, CFO, or any other officer, employee or agent of the Company, take any of the actions set forth in Section 6.4 without the prior approval of the Board.

8.2           CFO. G-treeBNT, subject to majority approval of the Board, shall have the right to appoint the CFO. The CFO shall be responsible for overseeing the financial affairs of the Company. The CFO shall report to the CEO.

8.3           Standard of Conduct. Each Officer, in managing the business or affairs of the Company, will discharge his or duties:

(a)          in a manner he or she believes in good faith to be in the best interests of the Company;

(b)          in a manner he or she believes in good faith to represent the care an ordinarily prudent person in a like position would exercise under similar circumstances;

(c)          in good faith reliance on the provisions of this Agreement;

(d)          without intentional misconduct or a knowing violation of law; and

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(e)          without engaging in any transaction for which he or she receives a personal benefit in violation or breach of any provision of this Agreement.

8.4           No Duty of Members. No Member has any duty to the Company or any Member solely by reason of acting in its capacity as a Member, except to refrain from (i) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing and (ii) any transaction in which the Member receives a personal benefit in violation or breach of any provision of this Agreement. Thus, without limiting the foregoing, a Member (A) does not violate any duty or obligation under this Agreement or under applicable law because the Member’s conduct furthers its interest and (B) has no duty or obligation to consider any interest of or effect on the Company or any other Person.

8.5           Term. Each officer will hold office until his or her death, resignation or removal. The Member who has authority to appoint any officer shall also have authority to remove such officer.

8.6           Compensation of Directors. The Company shall be solely responsible for payment of reasonable compensation to directors, which shall include reimbursement for out-of-pocket expenses.

Section 9. Percentage Ownership

9.1           Interest Percentage Ownership. The percentage ownership interest in the Company of the Members shall be adjusted, as set forth below, upon the achievement of the following milestones (each of the events triggering an adjustment in the percentage ownership of the Company as described in each of subsections (a), (b), (c), (d) and (e) of this Section 9.1 shall be referred to as a “Milestone Event”):

(a)          Within forty-five (45) Business Days of the Effective Date, G-treeBNT shall make a capital contribution of US$3,000,000 to the Company (which capital contribution shall include the $1,000,000 payment to be made by the Company to RegeneRx pursuant to the License Agreement). Upon completion of such capital contribution of US$3,000,000, G-treeBNT and RegeneRx shall hold *** and *** of the total interests in the Company, respectively.

(b)          Upon funding, initiation and completion of the Phase 2b study for Dry Eye Syndrome, the Members shall cause the Company to grant such number of new interests to G-treeBNT that the granting of the new interests shall cause G-treeBNT and RegeneRx to hold *** and ***, respectively, of the total interests in the Company. The Members acknowledge that completion of the Phase 2b study shall mean the point in time at which the final clinical study and statistical report from the Phase 2b study is completed, signed by the study sponsor and clinical research organization, and filed with the FDA.

(c)          Upon funding, initiation and completion of the pivotal Phase 3 study for Dry Eye Syndrome, the Members shall cause the Company to grant such number of new interests to G-treeBNT that the granting of the new interests shall cause G-treeBNT and RegeneRx to hold *** and ***, respectively, of the total interests in the Company. The Members acknowledge that completion of the pivotal Phase 3 study shall mean the point in time at which the final clinical study and statistical report from the pivotal Phase 3 study is completed, signed by the study sponsor and clinical research organization, and filed with the FDA.

(d)          Upon the approval by the FDA of an NDA approving marketing of the Product for Dry Eye Syndrome, the Members shall cause the Company to grant such new interests to G-treeBNT that the granting of the new interests shall cause G-treeBNT and RegeneRx to hold *** and ***, respectively, of the total interests in the Company (the “Final Milestone Event”).

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(e)          After the Final Milestone Event, and subject to Section 5.3 above, the percentage ownership of the Company shall continue to be maintained such that *** of the interests shall be held by G-treeBNT and *** by RegeneRx. Notwithstanding anything to the contrary contained in this Agreement, from and after the Final Milestone Event, under no circumstances shall RegeneRx’s ownership interest in the Company be less than ***.

(f)          If, before the occurrence of the Final Milestone Event, the Company enters into an agreement for a transaction with a Third Party that provides for the exclusive licensing or sublicensing of the Company’s rights to the Product or Intellectual Property relating to the Product (such agreement the “Third Party License Agreement”), the Parties will engage in good faith discussions to determine the extent to which the Company will issue additional ownership interests to G-treeBNT, which determination shall take into account such relevant factors as the amount of funding and the extent of development efforts made by G-treeBNT since the previous Milestone Event, but which shall not result in G-treeBNT having a percentage ownership interest in excess of the following:

(i)          If the Third Party Transaction Agreement is entered into after completion of administration of the Product to subjects in the pivotal Phase 3 study described in Section 9.1(c), but prior to the completion of such study, the percentage ownership of G-treeBNT may be adjusted to a percentage not greater than ***; and

(ii)         If the Third Party Transaction Agreement is entered into after the NDA described in Section 9.1(d) has been accepted for filing by the FDA but prior to the final approval of the NDA by the FDA, the percentage ownership of G-treeBNT may be adjusted to a percentage not greater than ***.

(g)          Unless the Members otherwise expressly agree, the Company shall not be funded with debt securities and shall not incur any debt obligations other than reasonable trade payables. Notwithstanding the above, funding by G-treeBNT may be freely provided to the Company in the form of an interest free Member’s loan, which shall automatically be converted into the applicable G-treeBNT percentage ownership in the Company (without any increase in percentage ownership as a result of the conversion of such Member loan) upon the subsequent occurrence of a Milestone Event as provided in this Section 9.1, as the Members acknowledge that there may be a time lag between provision of funding by G-treeBNT and a Milestone Event that triggers an increase in G-treeBNT’s percentage ownership as provided herein, for accounting and other purposes. Any Member loan shall be deemed to automatically be converted to capital but without the issuance of any additional ownership interest, and the Company shall have no further obligations with regard to such Member loan, upon (i) the Company’s entrance into a merger or reorganization with another Person, (ii) a sale of ownership interests, or securities convertible into ownership interests, in the Company to a Person other than RegeneRx or G-treeBNT, (iii) a sale or license of material assets or Intellectual Property of the Company, or (iv) a liquidation, dissolution, or winding-up of the Company. For avoidance of doubt, G-treeBNT shall not be granted any membership interest in excess of what is provided in Subsections 9.1(a)-(e).

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Section 10. Confidential Information

10.1         Confidential Information. Except to the extent expressly authorized by this Agreement, or otherwise agreed in writing by the Parties, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information which is disclosed to it by any other Party (or an Affiliate thereof) (each, a “Disclosing Party”), except to the extent that the Receiving Party can demonstrate by competent written evidence that such Confidential Information:

(a)          was already legally in the possession of the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)          was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)          became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

(d)          was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)          is independently discovered or developed by the Receiving Party without the use of Confidential Information provided by the Disclosing Party.

10.2         Exceptions. The obligations of this Section 10 shall not apply to Confidential Information that:

(a)          is submitted to Governmental Authorities by the Receiving Party to facilitate the issuance of any Regulatory Approval for the Product, or to obtain, maintain, enforce or defend Patents (in each case only to the extent permitted by this Agreement or the License Agreement; provided that (A) such disclosure may be only to the extent reasonably necessary to obtain Regulatory Approvals or Patents, as applicable, and (B) the Receiving Party shall take reasonable measures to assure confidential treatment of such information to the extent applicable;

(b)          is provided by the Receiving Party to Third Parties (including, in the case of Licensee, to its Affiliates, Sublicensees or Distributors) under written confidentiality agreements having provisions at least as stringent as those in this Agreement, for consulting, development, external testing, marketing trials and other similar activities to the extent that such Receiving Party is permitted to conduct such activities pursuant to this Agreement; or

(c)          is otherwise required to be disclosed by the Receiving Party in compliance with Laws (including, without limitation and for the avoidance of doubt, the requirements of the U.S. Securities and Exchange Commission and any other stock exchange or market on which securities issued by a Party are traded) or order by a court or other Governmental Authority having competent jurisdiction; provided, however, that the Receiving Party shall first give written notice to the Disclosing Party in order to allow the Disclosing Party the opportunity to seek confidential treatment of the Confidential Information. Confidential Information that is disclosed pursuant to Law or an order by a court or other Governmental Authority shall remain otherwise subject to the confidentiality and non-use provisions of this Section 10, and the Party disclosing Confidential Information pursuant to a Law or order by a court or other Governmental Authority shall take all reasonable steps necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

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10.3         Return of Confidential Information Upon Expiration or Termination of Agreement. Within thirty (30) days after any expiration or termination of this Agreement, each Party shall destroy (and certify to the other Party such destruction) or return (as requested by the other Party) all Confidential Information provided by the other Party except as otherwise set forth in this Agreement, and except that each Party may retain a single copy of the Confidential Information in its confidential legal files for the sole purpose of ascertaining its ongoing rights and responsibilities regarding the Confidential Information and for defending or enforcing its legal rights.

10.4         Written Agreements. The Receiving Party shall have in effect or obtain written agreements from each of its employees, consultants and contractors who have access to Confidential Information of the Disclosing Party, which agreements shall obligate such persons to similar obligations of confidentiality, and to assign to the Receiving Party all Know-How, information and Inventions conceived, made or reduced to practice by such persons during the course of performing the Receiving Party’s obligations under this Agreement. Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

10.5         Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to seek an injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Section 10.

Section 11. Representations and Warranties

11.1         Authorization. Each Party hereby represents, warrants and covenants to the other Parties as follows:

(a)          the execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby are within such Party’s corporate powers and have been duly authorized by all necessary corporate action on the part of such Party. This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms;

(b)          the execution, delivery and performance of this Agreement by such Party shall not violate any Law or any order of any Governmental Authority; and

(c)          the execution, delivery or performance of this Agreement by such Party shall not require such Party to obtain any permits, authorizations or consents from any Governmental Authority, and such execution, delivery and performance shall not result in a material breach of or give rise to any termination of any agreement or contract to which such Party is a Party.

11.2         Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

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Section 12. Indemnification

12.1         Obligation to Indemnify. Each Member shall defend, indemnify and hold harmless the other Member and its Affiliates and its and their respective officers, directors, employees and agents (it being understood for purposes of this Section 12 the Company is an Affiliate of G-treeBNT) from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) (collectively “Losses”) arising as a result of any breach of covenants or representations or warranties of such Member or its Affiliates provided herein (it being understood that the Company shall be an Affiliate of G-treeBNT for purposes of this Section 12.1); provided, however, that neither Member shall have any obligation under this Section 12.1 to the extent that the other Member or any of its Affiliates or its and their respective officers, directors, employees and agents has been negligent, or in case such Losses arise out of or are attributable to any breach of this Agreement by the other Member.

12.2         Consequential Damages. NEITHER MEMBER SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER MEMBER HERETO FOR ANY LOSS OF PROFITS, DIMINUTION IN VALUE, OR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR OTHERWISE AND WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; PROVIDED, THAT, THE FOREGOING LIMITATION SHALL NOT APPLY: (I) TO A MEMBER’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 12.1 ABOVE; (II) TO ANY GROSSLY NEGLIGENT ACT OR WILLFUL MISCONDUCT OF A MEMBER; OR (III) TO A MEMBER’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS PURSUANT TO SECTION 10 HEREOF.

Section 13. Term; Termination

13.1         Term. The term of this Agreement shall commence as of the Effective Date and shall continue until the termination or expiration of the License Agreement, unless sooner terminated in accordance with Section 13.2.

13.2         Termination.

(a)          Termination of License Agreement. This Agreement shall terminate upon the termination of the License Agreement for any reason.

(b)          Mutual Consent. This Agreement may be terminated at any time by mutual written agreement of the Parties.

(c)          Material Breach. In the event any Party (or an Affiliate of a Party, as applicable) is in breach of any material obligation under this Agreement or the License Agreement (the “Breaching Party”), the non-breaching Party may give written notice to the Breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured, within sixty (60) days following the date of such written notification, without prejudice to any other rights and remedies available at any time to the non-breaching Party, the non-breaching Party shall have the right thereafter to terminate this Agreement; provided, however, that if such breach is incapable of being cured, then such termination may be effective immediately upon such written notice to the Breaching Party.

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13.3         Termination for Bankruptcy. To the extent permitted under applicable Law, if at any time while this Agreement is in effect, an Event of Bankruptcy (as defined below) relating to any Party (the “Bankrupt Party”) occurs, the other Parties (the “Other Parties”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon sixty (60) days written notice to the Bankrupt Party from any Other Party. It is agreed and understood that if the Other Parties do not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Other Parties shall continue to take all action required of them under this Agreement as if the Event of Bankruptcy had not occurred. The term “Event of Bankruptcy” means: (i) filing in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets; (ii) proposing a written agreement of composition or extension of a Bankrupt Party’s debts; (iii) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; (iv) proposing or being a party to any dissolution or liquidation when insolvent; or (v) making an assignment for the benefit of creditors. Without limitation, the Bankrupt Party’s rights under this Agreement shall include those rights afforded by 11 U.S.C. § 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) and any successor thereto. If the bankruptcy trustee of a Bankrupt Party as a debtor or debtor-in-possession rejects this Agreement under 11 U.S.C. § 365(o) of the Bankruptcy Code, the Other Party may elect to retain its rights licensed from the Bankrupt Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 U.S.C. § 365(n) of the Bankruptcy Code, and any other relevant laws.

13.4         Liquidation Upon Termination. Upon a termination of this Agreement, the Board of Directors will wind up the affairs of the Company as follows:

(a)          To the extent the License Agreement provides for distribution of any asset of the Company, including without limitation the intellectual property and related data, files, and records of the Company, such assets will be distributed as required by the License Agreement.

(b)          Following the payment of all liabilities and obligations of the Company, all remaining assets of the Company will be distributed pro rata based on each Member’s interest in the Company, provided that non-cash assets of the Company shall be distributed pro rata to the extent possible and otherwise distributed as agreed by the Members.

13.5         Effect of Termination or Expiration. Expiration or termination of this Agreement by any Party shall not affect any claim, demand, liability or right of any Party arising pursuant to this Agreement prior to such termination or expiration hereof. Further, the provisions of Sections 10, 12, 13, 14 and 16 shall survive the expiration or termination of this Agreement. Termination of this Agreement pursuant to Section 13.2 shall not limit any other rights and remedies of the terminating Party.

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Section 14. Non-Competition; Non-Solicitation

14.1         Non-Competition. Each Member agrees that, during the Joint Venture Period it shall not, and it shall cause its Affiliates not to, separately from the Company, directly or indirectly, either for itself or for any other Person, enter into, engage in, or represent or own in excess of 5% beneficial ownership interest in, any business with operations engaged directly or indirectly in the development, commercialization, production or distribution of the Product or any product that may be reasonably considered a competing product for the Product as determined by its use of Tβ4, its formulation and its use to treat an indication in the Field and within the Territory, unless the other Member provides written consent thereto; provided, however, that nothing herein shall preclude RegeneRx from providing any services to an entity that may have a business that is deemed to compete with the Product if such services are provided to such entity in connection with a business not related to such competing business. Notwithstanding the foregoing, for the avoidance of doubt, nothing in this Agreement shall preclude (x) RegeneRx from engaging in any research, development, manufacturing, promotion or marketing activities relating to the Product within the Field and/or in the Territory as long as such activities are undertaken for the purposes of developing or commercializing the Product outside the Field or outside the Territory, and (y) G-treeBNT from exercising all of its rights granted to it with respect to the Product as contemplated by the Pan Asia License Agreement.

14.2         Non-Solicitation. During the Joint Venture Period and for a period of 24 months thereafter, no Party nor its Affiliates may, either on its own account or in conjunction with or on behalf of any other Person, employ, solicit, entice away from, or induce the termination of employment or attempt to employ, solicit, entice away from, or induce the termination of employment, any Person who is or will have been at the date of or within 24 months before any solicitation, enticement or attempt, an officer, director, consultant or employee of any other Party, whether or not that Person would commit a breach of contract by reason of leaving employment or service relationship with the Company or such other Party; provided, however, that the foregoing does not restrict a Party from employing a director or officer who was an employee of that Party while serving as a director or as an officer of the Company nor does it restrict a Party’s general advertisements with respect to a position that are not directed to officers, managers, consultants or employees of the Company or another Party.

Section 15. Reporting and Accounting Provisions

15.1         Books and Records. The Company will make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect in all material respects the assets, liabilities and operations of the Company. The Company will also maintain a system of internal accounting controls that complies with applicable law and that will provide reasonable assurance that:

(a)          transactions are executed in accordance with the Board of Director’s general or specific authorization;

(b)          transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to the statements and (ii) to maintain accountability for assets;

(c)          access to assets is permitted only in accordance with management’s general or specific authorization; and

(d)          the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

15.2         Other Accounting and Tax Provisions. Appendix C contains additional accounting and tax provisions applicable to the Company.

15.3         Distribution of Financial Statements and Other Reports. The Company will distribute to each Member:

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(a)          Monthly Information. As soon as practical and in any event within 10 Business Days following the last day of each month,

(i)          a statement of the Company’s: (A) cash; (B) working capital; (C) obligations for borrowed money; (D) revenue; and (E) backlog; and

(ii)         a summary of any transaction or contract involving an obligation in excess of US$25,000.

(b)          Quarterly Information. As soon as practical after the end of each of the first three quarters and in any event within 30 days after the end of each such period, a balance sheet as of the end of the period and statements of income and cash flow, both for the period and for the year to date, that will be certified by the CFO as fairly presenting in all material respects the Company’s financial position as of that date and the results of its operations for those periods in accordance with GAAP (subject to normal year-end adjustments and the furnishing of notes; provided, however, that notes will be furnished to the extent necessary to make the statements not misleading);

(c)          Annual Information. As soon as practical after the end of the Fiscal Year and in any event within 60 days thereafter:

(i)          a balance sheet as of the year-end and statements of income and cash flow, both for the fourth quarter and for the year; and

(ii)         the Company’s tax return, which will be reviewed by its independent certified public accountants, and information that will be required to permit the Member to prepare its tax return. The year-end balance sheet and the statements for the year will be examined in accordance with generally accepted auditing standards by the Company’s independent certified public accountants, who will render their opinion on whether those statements fairly present in all material respects the Company’s financial position as of that date and the results of its operations for those periods in accordance with GAAP.

15.4         Right of Inspection and Examination. At all reasonable times, each Member, through its representatives, has the right to inspect and copy the records of the Company and to examine the employees of the Company with regard to its activities. These rights may be exercised through any agent or employee of the Member designated by notice to the CEO. The inspecting Member will bear all expenses incurred in the inspection or examination.

15.5         Auditors. The initial auditors of the Company shall be determined upon mutual consultation between the Parties after the Effective Date.

Section 16. Miscellaneous

16.1         Waiver. The waiver by any Party of a breach of any provision of this Agreement by another Party shall not operate, or be construed, as a waiver of any subsequent breach.

16.2         Modification. No change, modification, or waiver of any term of this Agreement shall be valid unless it is in writing and signed by each Party.

16.3         Entire Agreement. This Agreement, together with the License Agreement (including all exhibits and attachments hereto and thereto, all of which are incorporated herein by reference) constitutes the entire agreement among the Parties (and their Affiliates) with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, whether oral or written, among the Parties.

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16.4         English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

16.5         Assignment. Except as expressly permitted otherwise in this Agreement, neither Party may assign its rights or delegate its obligations hereunder to any Person without the written consent of the other Party, which consent shall not be unreasonably withheld. No such assignment shall remove or mitigate the obligations or liability of the assigning Party unless otherwise agreed in writing by the non-assigning Party.

16.6         Third Party Beneficiaries. The Parties do not intend, nor shall any provision of this Agreement be interpreted, to create for any person any third party beneficiary rights.

16.7         Dispute Resolution. All disputes among the Parties concerning this Agreement shall be resolved in the following manner:

(a)          Good Faith Negotiations by Officers. In the event of disputes among the Parties arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, a Party seeking to resolve such dispute will, by written notice to the other, have such dispute referred to their respective chief executive officers, for attempted resolution by good faith negotiations within fourteen (14) days after such notice is received.

(b)          Mediation. In the event that the Parties are unable to resolve a dispute through good faith negotiations pursuant to Section 16.7(a), the Parties agree to submit such dispute to non-binding mediation using an industry expert mutually acceptable to the Parties. The costs of any such mediation shall be shared by the Parties equally.

(c)          Arbitration. If all good faith attempts to resolve a dispute through negotiations and mediation pursuant to Sections 16.7(a) and (b) have failed after sixty (60) days from notice provided pursuant to Section 16.7(a), then upon the request of any Party, the dispute shall be finally resolved by binding arbitration administered by I.C.C. Arbitration (the “ICC Rules”).

(i)          The arbitration shall be conducted by a panel of three neutral arbitrators (the “Panel”) appointed in accordance with the ICC Rules.

(ii)         The arbitration proceedings shall take place in New York NY, USA. The arbitral proceedings and all pleadings shall be in the English language.

(iii)        The Panel shall have the power to decide all questions of arbitrability.

(iv)        At the request of any Party, the Panel will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

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(v)         The Panel is empowered to award any remedy allowed by law, including monetary damages, prejudgment interest and punitive damages, and to grant final, complete, interim or interlocutory relief, including injunctive relief

(vi)        The Parties may apply to a court of competent jurisdiction within the United States for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators. Judgment on the award rendered by the Panel may be entered in any court having jurisdiction thereof. Each Party hereby waives any defenses it may have to the personal jurisdiction and venue of such courts to resolve such disputes, including without limitation the defense of forum non conveniens, and each Party agrees not to file any motion to seek any relief under any forum non conveniens defense.

(vii)       Each Party shall bear its own legal fees arising in connection with the dispute. The Panel may assess costs, fees and expenses of the ICC and the Panel to the Parties in the manner the Panel deems appropriate under the circumstances.

16.8         Notices. Except as otherwise provided herein, all notices or other communications hereunder shall be deemed sufficient if given in writing, via registered mail (return receipt requested), postage paid, or by reputable high speed delivery service (e.g., FedEx) or by courier addressed to the appropriate Party at the address set forth below, or at such other place as such Party may designate in writing to the other Party.

If to the Company:	ReGenTree, LLC 22nd FL, Parkview Tower 248 Jungjail-ro, Bundang-gu Seongnam-si, Gyeonggi-do 463-863 Republic of Korea Attn: President & CEO Phone: +82 31 786 7700 Fax.: +82 31 786 7801
If to G-treeBNT:	G-treeBNT Co., Ltd. 22nd FL, Parkview Tower 248 Jungjail-ro, Bundang-gu Seongnam-si, Gyeonggi-do 463-863 Republic of Korea Attn: President & CEO Phone: +82 31 786 7700 Fax.: +82 31 786 7801
With a copy to:	Yoon & Yang LLC Asem Tower 19F, 517 Yeongdongdaero, Gangnam-gu Seoul 135-798, Korea Attn: Sung-Jin Kim Esq. Direct: +82 2 6003 8335 Fax: +82 2 6003 7835

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If to RegeneRx:	RegeneRx Biopharmaceuticals, Inc. 15245 Shady Grove Road Suite 470 Rockville, Maryland 20850 U.S.A. Attn: President and CEO Phone: 301.208.9191 Fax: 301.208.9194

With a copy to:	Todd A. Taylor, Esq. Fredrikson & Byron, P.A. 200 South 6th Street, Suite 4000 Minneapolis, Minnesota 55402 U.S.A. Direct: (612) 492-7355 Fax: (612) 492-7077

All such notices shall be effective upon receipt.

16.9         Governing Law. This Agreement shall be governed and construed in accordance with the laws of the New York without regard to its principles of conflict of laws.

16.10         Severability. The provisions of this Agreement are severable. If any item or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The Parties shall use diligent good faith efforts to revise this Agreement as and to the extent reasonably necessary to effectuate their original intent and purpose under this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each Party as of the Effective Date.

ReGenTree, LLC

By:	/s/ Won S. Yang
Name: Won S. Yang
Title: President & CEO

G-treeBNT Co., Ltd.

By:	/s/ Won S. Yang
Name: Won S. Yang
Title: President & CEO

RegeneRx Biopharmaceuticals, Inc.

By:	/s/ J.J. Finkelstein
Name: J.J. Finkelstein
Title: President & CEO

[Signature Page to G-treeBNT/RegeneRx Joint Venture Agreement]

Appendix A

Form of

CERTIFICATE OF FORMATION

OF

REGENTREE, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

ARTICLE 1.

The name of the limited liability company is ReGenTree, LLC.

ARTICLE 2.

The address of the registered office of the limited liability company in Delaware is located at 1209 Orange Street, Wilmington, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, I have executed this Certificate of Formation as of January 27, 2015.

Jacqueline A. Bernu, Authorized Person

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Appendix B

[See Exhibit 10.2 to this Quarterly Report on Form 10-Q]

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Exhibit C

Tax Provisions

Subject to finalization by the parties.

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